Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Sarah Lewensohn

312-564-3894

slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp Reports Second Quarter Earnings Per Share of $0.19

Earnings per share up 27 percent from first quarter driven by improved credit quality;

Total loans grew $214 million from prior quarter

CHICAGO, July 24, 2012 – PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income available to common shareholders of $14.1 million, or $0.19 per diluted share, for the second quarter 2012, compared to $5.5 million, or $0.08 per diluted share, for the second quarter 2011, and $10.8 million, or $0.15 per diluted share, for the first quarter 2012. For the six months ended June 30, 2012, the Company had net income available to common shareholders of $24.9 million, or $0.34 per diluted share, compared to $13.0 million, or $0.18 per diluted share, for the six months ended June 30, 2011.

“Continuing to build client relationships and driving overall asset quality improvement led to our highest quarterly profit since the launch of our commercial banking strategy in late 2007,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “Persistently low interest rates, along with the competitive commercial banking landscape, have pressured our margins. Overall I am pleased with the steady execution of our strategy and the calling effort of our bankers, which is keeping our pipeline solid.

“I believe our performance over the past year demonstrates the strength of our core commercial business model. Compared to a year ago, total loans have increased more than $760 million, while problem loans have declined almost $470 million. Our consistent and focused business development efforts have helped us add clients and increase product sales, which have led to strong growth in treasury management, capital markets and mortgage. All of this helped drive higher net revenue and improved profits for the quarter as compared to second quarter 2011.”

Highlights

•	Net income was $14.1 million, up 30 percent from the first quarter 2012, largely as a result of lower provision for loan losses.

•	Net interest income of $105.3 million increased from $104.4 million in the first quarter 2012, as growth in loans offset the impact of net interest margin compression.

•	Operating profit of $48.4 million declined $3.9 million from first quarter 2012, primarily as a result of higher net foreclosed property expense.

•

Asset quality continued to improve during the quarter with non-performing, special mention and potential problem loans declining 14 percent from March 31, 2012. The provision for loan losses declined to $17.4 million, from $27.6 million in the first quarter of 2012.

•

Total loans grew $214.0 million to $9.4 billion at June 30, 2012, driven by growth in commercial and industrial loans from new relationships and existing clients, which now comprise 63 percent of the loan portfolio at quarter end.

Operating Performance

Net revenue was $132.3 million in the second quarter 2012, an increase of 8 percent compared to $122.8 million in the second quarter 2011, and relatively flat as compared to $132.6 million in the first quarter 2012. Operating profit was $48.4 million in the second quarter 2012, compared to $47.1 million in the same period prior year and $52.3 million in the prior quarter. For the second quarter 2012, operating profit declined primarily due to higher net foreclosed property expense, which included $9.2 million of valuation adjustments, with the majority of the adjustments relating to land parcels.

Net interest income was $105.3 million for the second quarter 2012, up 5 percent from $100.5 million for the second quarter 2011 and up 1 percent from $104.4 million for the first quarter 2012. Growth in average loan balances of 5 percent over the past year and the 12 basis point decline in funding costs contributed to a $4.8 million increase in net interest income as compared to the second quarter 2011. In comparison to the first quarter 2012, the 4 percent increase in average loan balances in the second quarter offset the impact of declining yields within the loan and investment portfolios.

Net interest margin was 3.46 percent for the second quarter 2012, up from 3.36 percent in the same period prior year and down from 3.53 percent in the prior quarter. The impact to net interest margin from loan fees this quarter was 4 basis points lower than in the prior quarter. While overall changes in the mix of the loan portfolio over the past year have been favorable to net interest margin, average yields on investments and new loan production are generally trending lower.

Non-interest income was $26.2 million in the second quarter 2012, compared to $21.6 million in the second quarter 2011, and $27.5 million in the first quarter 2012. The 22 percent growth of non-interest income as compared to the second quarter of 2011 was a result of higher volumes in mortgage banking and treasury management, and increased capital markets revenue. Non-interest income declined compared to the first quarter 2012, from lower capital markets revenue. Second quarter capital markets revenue included a negative credit valuation adjustment of $830,000, whereas the first quarter results included a positive credit value adjustment of $19,000.

Expenses

Non-interest expense was $83.9 million for the second quarter 2012, compared to $75.7 million for the second quarter 2011 and $80.2 million for the first quarter 2012. The increase in non-interest expense was primarily driven by net foreclosed property expense, which was up 59 percent compared to the same period prior year and up 44 percent compared to the prior quarter. Net foreclosed property expense included $9.2 million of valuation adjustments.

The effective tax rate for the quarter was 43.0 percent and continues to be impacted by the non-deductibility of certain compensation expense as well as a reduction in tax benefits of previously awarded stock-based compensation. The Company continues to project an effective tax rate for the full year 2012 ranging from 41 to 42 percent.

Credit Quality

The Company’s asset quality continued to improve during the second quarter 2012. Non-performing assets declined to $319.2 million at June 30, 2012, down 30 percent from $454.4 million at June 30, 2011, and down 11 percent from $356.7 million at March 31, 2012. Non-performing assets to total assets were 2.47 percent at June 30, 2012, compared to 3.75 percent a year ago, and 2.83 percent at March 31, 2012. Non-performing loans were $209.3 million at the end of the second quarter 2012, a 37 percent decline from $330.4 million a year ago, and a 10 percent decline from $233.2 million at the end of the first quarter 2012. Non-performing loan inflows were $57.7 million during the second quarter 2012, down $11.9 million from the prior quarter. Special mention and potential problem loans declined 56 percent from the second quarter 2011, and 17 percent from the first quarter 2012. Based on ongoing workout and disposition activity, the Company expects problem assets will continue to trend lower in the second half of 2012, driving further improvement in asset quality metrics.

During the second quarter, the Company disposed of $50.8 million of problem assets, with an incremental charge of 2 percent based on the carrying value net of specific reserves at the time of disposition.

The reduction of the allowance for loan losses reflects the overall improvement in asset quality, the reduced requirement for specific reserves, lower charge-offs, and an increase of recoveries. At June 30, 2012, the allowance for loan losses was $174.3 million, or 1.85 percent of total loans, compared to

$206.3 million, or 2.38 percent of total loans, at June 30, 2011, and $183.8 million, or 1.99 percent of total loans at March 31, 2012. As a percentage of non-performing loans the allowance for loan losses was 83 percent at the end of the second quarter 2012, compared to 62 percent a year ago, and 79 percent at the end of the first quarter 2012.

The Company benefited from $6.9 million of recoveries this quarter, compared to an average of $3.1 million over the last four quarters. Charge-offs declined to $33.9 million for the second quarter 2012, from $45.3 million for the same period prior year and $39.7 million for the prior quarter. The second quarter 2012 provision for loan losses was $17.4 million, excluding covered loan provision, down from $31.7 million in the same period prior year and $27.6 million in the prior quarter.

Credit quality results exclude $244.8 million in covered assets as of the end of the second quarter 2012, referring to certain assets acquired through an FDIC-assisted transaction that are subject to a loss-sharing agreement, compared to $346.5 million in the second quarter 2011 and $276.5 million in the first quarter 2012.

Balance Sheet

Total loans were $9.4 billion at June 30, 2012, compared to $9.2 billion at March 31, 2012. The 2 percent growth in total loans this quarter was primarily from new commercial and industrial relationships, while revolver usage has remained flat over the last several quarters. The Company funded $430.3 million in loans to new relationships during the second quarter 2012.

Commercial and industrial loans continued to grow from March 31, 2012, and comprised 63 percent of the total loan portfolio at June 30, 2012. Total assets were $12.9 billion at June 30, 2012, up from $12.6 billion at March 31, 2012.

Total deposits were $10.7 billion at June 30, 2012, up from $10.4 billion at March 31, 2012. Non-interest bearing deposits comprised 27 percent of total deposits at June 30, 2012, compared to 29 percent of total deposits at March 31, 2012. Brokered deposits were $1.5 billion, or 14 percent of total deposits, at June 30, 2012, as compared to $1.0 billion, or 9 percent of total deposits, at March 31, 2012.

The Company’s investment securities portfolio was $2.4 billion at June 30, 2012, compared to $2.3 billion at March 31, 2012. The securities portfolio is primarily comprised of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds.

Capital

As of June 30, 2012, the Company’s total risk-based capital ratio was 14.12 percent, the Tier 1 risk-based capital ratio was 12.25 percent and the leverage ratio was 11.20 percent. Tier 1 common capital ratio was 8.05 percent and tangible common equity ratio was 7.67 percent at the end of the second quarter 2012.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Tuesday, July 24, 2012, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode #93482670. A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on July 26, 2012, by calling (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International) and entering passcode # 93482670.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of June 30, 2012, the Company had 34 offices in 9 states and $12.9 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to: unforeseen credit quality problems or further deterioration in problem assets that could result in charge-offs greater than we have anticipated in our allowance for loan losses; adverse developments impacting one or more large credits; the extent of further deterioration in real estate values in our market areas, particularly in the Chicago area; difficulties in resolving problem credits or slower than anticipated dispositions of other real estate owned which may result in increased losses or higher credit-related operating costs; continued uncertainty regarding U.S. and global economic recovery and economic outlook, and ongoing volatility in market conditions, that may impact credit quality or prolong weakness in demand for loans or other banking products and services; unanticipated withdrawals of significant client deposits; the availability of cost-effective sources of liquidity or funding; the terms and availability of capital to the extent necessary to repay TARP preferred stock or otherwise required; loss of key personnel or an inability to recruit and retain appropriate talent; unanticipated changes in interest rates or significant tightening of credit spreads; increased competitive pricing pressures; uncertainty relating to recently proposed regulatory capital rules that could, depending on the nature of our assets, require us to maintain higher levels of regulatory capital; uncertainty regarding implications of recently adopted or proposed rules and regulations, or those remaining to be proposed in connection with implementation of the Dodd-Frank Act that may negatively affect our revenues or profitability; other legislative, regulatory or accounting changes affecting financial services companies and/or the products and services offered by financial services companies; or failures or disruptions to our data processing or other information or operational systems. Forward-looking statements are subject to risks, assumptions and uncertainties and could be significantly affected by many factors, including those set forth in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2011 as well as those set forth in our subsequent periodic and current reports filed with the SEC. These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Forward-looking statements speak only as of the date they are made and we assume no obligation to update any of these statements in public filings in light of future events unless required under the federal securities laws.

Non-GAAP Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Editor’s Note: Financial highlights attached.

Consolidated Income Statements

(Amounts in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	unaudited	unaudited	unaudited	unaudited
Interest Income
Loans, including fees	$105,142	$102,391	$208,681	$208,038
Federal funds sold and other short-term investments	133	399	265	735
Securities:
Taxable	14,854	15,568	30,234	30,958
Exempt from Federal income taxes	1,336	1,387	2,636	2,873

Total interest income	121,465	119,745	241,816	242,604

Interest Expense
Interest-bearing demand deposits	799	587	1,435	1,229
Savings deposits and money market accounts	4,265	6,082	8,867	12,744
Brokered and time deposits	5,394	6,528	10,411	13,220
Short-term borrowings	123	566	265	1,393
Long-term debt	5,538	5,479	11,116	10,962

Total interest expense	16,119	19,242	32,094	39,548

Net interest income	105,346	100,503	209,722	203,056
Provision for loan and covered loan losses	17,038	31,093	44,739	68,671

Net interest income after provision for loan and covered loan losses	88,308	69,410	164,983	134,385

Non-interest Income
Trust and Investments	4,312	4,720	8,531	9,382
Mortgage banking	2,915	704	5,578	2,106
Capital markets products	6,033	3,871	13,382	8,360
Treasury management	5,260	4,453	10,414	8,778
Loan and credit-related fees	6,372	5,290	12,899	11,188
Deposit service charges and fees and other income	1,644	1,884	3,131	4,368
Net securities (losses) gains	(290)	670	(185)	1,037

Total non-interest income	26,246	21,592	53,750	45,219

Non-interest Expense
Salaries and employee benefits	42,177	38,636	84,875	77,193
Net occupancy expense	7,653	7,545	15,332	15,077
Technology and related costs	3,273	2,729	6,569	5,390
Marketing	3,058	2,500	5,218	4,443
Professional services	2,247	2,312	4,204	4,646
Outsourced servicing costs	2,093	1,852	3,803	4,006
Net foreclosed property expenses	11,894	7,485	20,129	13,791
Postage, telephone, and delivery	882	931	1,751	1,819
Insurance	4,239	5,092	8,544	12,432
Loan and collection expense	2,918	4,247	6,075	6,800
Other expenses	3,424	2,335	7,587	5,416

Total non-interest expense	83,858	75,664	164,087	151,013

Income before income taxes	30,696	15,338	54,646	28,591
Income tax provision	13,192	6,320	22,887	8,599

Net income	17,504	9,018	31,759	19,992
Net income attributable to noncontrolling interests	—	58	—	130

Net income attributable to controlling interests	17,504	8,960	31,759	19,862
Preferred stock dividends and discount accretion	3,442	3,419	6,878	6,834

Net income available to common stockholders	$14,062	$5,541	$24,881	$13,028

Per Common Share Data
Basic earnings per share	$0.19	$0.08	$0.35	$0.18
Diluted earnings per share	$0.19	$0.08	$0.34	$0.18
Cash dividends declared	$0.01	$0.01	$0.02	$0.02
Weighted-average common shares outstanding	70,956	70,428	70,868	70,388
Weighted-average diluted common shares outstanding	71,147	70,663	71,041	70,602

Note 1:	Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Quarterly Consolidated Income Statements Unaudited (Amounts in thousands except per share data)

	2Q12	1Q12	4Q11	3Q11	2Q11
Interest Income
Loans, including fees	$105,142	$103,539	$102,897	$102,174	$102,391
Federal funds sold and other short-term investments	133	132	215	231	399
Securities:
Taxable	14,854	15,380	15,263	15,196	15,568
Exempt from Federal income taxes	1,336	1,300	1,273	1,293	1,387

Total interest income	121,465	120,351	119,648	118,894	119,745

Interest Expense
Interest-bearing demand deposits	799	636	585	625	587
Savings deposits and money market accounts	4,265	4,602	4,857	5,356	6,082
Brokered and time deposits	5,394	5,017	5,561	5,895	6,528
Short-term borrowings	123	142	152	466	566
Long-term debt	5,538	5,578	5,511	5,463	5,479

Total interest expense	16,119	15,975	16,666	17,805	19,242

Net interest income	105,346	104,376	102,982	101,089	100,503
Provision for loan and covered loan losses	17,038	27,701	31,611	32,615	31,093

Net interest income after provision for loan and covered loan losses	88,308	76,675	71,371	68,474	69,410

Non-interest Income
Trust and Investments	4,312	4,219	3,992	4,452	4,720
Mortgage banking	2,915	2,663	3,032	1,565	704
Capital markets products	6,033	7,349	5,471	5,510	3,871
Treasury management	5,260	5,154	4,813	4,590	4,453
Loan and credit-related fees	6,372	6,527	5,606	5,413	5,290
Deposit service charges and fees and other income	1,644	1,487	2,115	1,735	1,884
Net securities (losses) gains	(290)	105	364	4,370	670

Total non-interest income	26,246	27,504	25,393	27,635	21,592

Non-interest Expense
Salaries and employee benefits	42,177	42,698	40,729	38,841	38,636
Net occupancy expense	7,653	7,679	7,394	7,515	7,545
Technology and related costs	3,273	3,296	3,142	2,856	2,729
Marketing	3,058	2,160	2,250	2,218	2,500
Professional services	2,247	1,957	2,126	2,434	2,312
Outsourced servicing costs	2,093	1,710	2,077	1,918	1,852
Net foreclosed property expenses	11,894	8,235	6,862	7,129	7,485
Postage, telephone, and delivery	882	869	953	944	931
Insurance	4,239	4,305	3,462	5,393	5,092
Loan and collection expense	2,918	3,157	3,840	2,931	4,247
Other expenses	3,424	4,163	3,395	2,855	2,335

Total non-interest expense	83,858	80,229	76,230	75,034	75,664

Income before income taxes	30,696	23,950	20,534	21,075	15,338
Income tax provision	13,192	9,695	9,468	7,593	6,320

Net income	17,504	14,255	11,066	13,482	9,018
Net income attributable to noncontrolling interests	—	—	7	33	58

Net income attributable to controlling interests	17,504	14,255	11,059	13,449	8,960
Preferred stock dividends and discount accretion	3,442	3,436	3,430	3,426	3,419

Net income available to common stockholders	$14,062	$10,819	$7,629	$10,023	$5,541

Per Common Share Data
Basic earnings per share	$0.19	$0.15	$0.11	$0.14	$0.08
Diluted earnings per share	$0.19	$0.15	$0.11	$0.14	$0.08
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average common shares outstanding	70,956	70,780	70,540	70,479	70,428
Weighted-average diluted common shares outstanding	71,147	70,932	70,713	70,621	70,663

Note 1:	Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Consolidated Balance Sheets (Dollars in thousands)

	06/30/12	03/31/12	12/31/11	09/30/11	06/30/11
	unaudited	unaudited	audited	unaudited	unaudited
Assets
Cash and due from banks	$141,563	$166,062	$156,131	$171,268	$160,289
Fed funds sold and other short-term investments	315,378	193,571	205,610	248,559	457,422
Loans held for sale	35,342	29,185	32,049	24,126	13,503
Securities available-for-sale, at fair value	1,625,649	1,705,649	1,783,465	1,872,587	2,057,290
Securities held-to-maturity, at amortized cost	693,277	598,066	490,143	273,200	—
Non-marketable equity investments	47,702	43,882	43,604	43,894	20,406
Loans - excluding covered assets, net of unearned fees	9,436,235	9,222,253	9,008,561	8,674,955	8,672,642
Allowance for loan losses	(174,302)	(183,844)	(191,594)	(200,041)	(206,286)

Loans, net of allowance for loan losses and unearned fees	9,261,933	9,038,409	8,816,967	8,474,914	8,466,356

Covered assets	244,782	276,534	306,807	318,973	346,452
Allowance for covered loan losses	(21,733)	(26,323)	(25,939)	(16,689)	(16,904)

Covered assets, net of allowance for covered loan losses	223,049	250,211	280,868	302,284	329,548

Other real estate owned, excluding covered assets	109,836	123,498	125,729	116,364	123,997
Premises, furniture, and equipment, net	38,177	37,462	38,633	39,069	38,171
Accrued interest receivable	37,089	36,033	35,732	32,686	32,128
Investment in bank owned life insurance	51,751	51,356	50,966	50,565	50,183
Goodwill	94,546	94,559	94,571	94,584	94,596
Other intangible assets	14,152	14,683	15,353	15,715	16,089
Capital markets derivative assets	102,613	97,805	101,676	111,248	93,453
Other assets	150,119	142,733	145,373	148,798	161,946

Total assets	$12,942,176	$12,623,164	$12,416,870	$12,019,861	$12,115,377

Liabilities
Demand deposits:
Noninterest-bearing	$2,920,182	$3,054,536	$3,244,307	$2,832,481	$2,527,230
Interest-bearing	785,879	714,522	595,238	611,293	531,107
Savings deposits and money market accounts	4,146,022	4,347,832	4,378,220	4,392,697	4,497,297
Brokered deposits	1,484,435	961,481	815,951	902,002	1,342,422
Time deposits	1,398,012	1,344,341	1,359,138	1,370,190	1,336,212

Total deposits	10,734,530	10,422,712	10,392,854	10,108,663	10,234,268
Short-term borrowings	335,000	355,000	156,000	59,154	63,311
Long-term debt	374,793	379,793	379,793	379,793	409,793
Accrued interest payable	5,855	5,425	5,567	5,841	5,767
Capital markets derivative liabilities	105,773	100,109	104,140	113,968	95,043
Other liabilities	52,071	47,971	81,764	66,266	46,547

Total liabilities	11,608,022	11,311,010	11,120,118	10,733,685	10,854,729

Equity
Preferred stock - Series B	241,185	240,791	240,403	240,020	239,642
Common stock	71,843	71,611	71,483	71,220	71,155
Treasury stock	(22,639)	(21,749)	(21,454)	(20,680)	(20,615)
Additional paid-in capital	978,510	973,417	968,787	965,640	963,156
Retained earnings/(accumulated deficit)	14,268	932	(9,164)	(16,075)	(25,388)
Accumulated other comprehensive income, net of tax	50,987	47,152	46,697	46,051	32,535

Total stockholders’ equity	1,334,154	1,312,154	1,296,752	1,286,176	1,260,485

Noncontrolling interests	—	—	—	—	163

Total equity	1,334,154	1,312,154	1,296,752	1,286,176	1,260,648

Total liabilities and equity	$12,942,176	$12,623,164	$12,416,870	$12,019,861	$12,115,377

Selected Financial Data

Unaudited (Amounts in thousands except per share data)

2Q12	1Q12	4Q11	3Q11	2Q11
Selected Statement of Income Data:
Net interest income	$105,346	$104,376	$102,982	$101,089	$100,503
Net revenue (1) (2)	$132,291	$132,560	$129,046	$129,404	$122,811
Operating profit (1) (2)	$48,433	$52,331	$52,816	$54,370	$47,147
Provision for loan and covered loan losses	$17,038	$27,701	$31,611	$32,615	$31,093
Income before taxes	$30,696	$23,950	$20,534	$21,075	$15,338
Net income available to common stockholders	$14,062	$10,819	$7,629	$10,023	$5,541

Per Common Share Data:
Basic earnings per share	$0.19	$0.15	$0.11	$0.14	$0.08
Diluted earnings per share	$0.19	$0.15	$0.11	$0.14	$0.08
Dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Book value (period end) (1)	$15.09	$14.79	$14.72	$14.57	$14.22
Tangible book value (period end) (1) (2)	$13.59	$13.29	$13.19	$13.04	$12.68
Market value (close)	$14.76	$15.17	$10.98	$7.52	$13.80
Book value multiple	0.98	x	1.03	x	0.75	x	0.52	x	0.97	x

Share Data:
Weighted-average common shares outstanding	70,956	70,780	70,540	70,479	70,428
Diluted-average common shares outstanding	71,147	70,932	70,713	70,621	70,663
Common shares issued (at period end)	73,273	73,205	72,514	72,491	72,497
Common shares outstanding (at period end)	72,424	72,415	71,745	71,789	71,808

Performance Ratios:
Return on average assets	0.55%	0.46%	0.36%	0.44%	0.29%
Return on average common equity	5.18%	4.04%	2.86%	3.80%	2.18%
Net interest margin (1) (2)	3.46%	3.53%	3.48%	3.49%	3.36%
Fee revenue as a percent of total revenue (1)	20.12%	20.79%	19.55%	18.71%	17.23%
Non-interest income to average assets	0.83%	0.89%	0.82%	0.91%	0.69%
Non-interest expense to average assets	2.64%	2.59%	2.45%	2.46%	2.43%
Net overhead ratio (1)	1.81%	1.70%	1.64%	1.56%	1.74%
Efficiency ratio (1) (2)	63.39%	60.52%	59.07%	57.98%	61.61%

Selected Information:
Assets under management and administration (AUMA) (1)	$4,738,973	$4,879,947	$4,303,547	$4,161,614	$4,395,516
Custody assets included in AUMA	$2,073,777	$2,060,455	$1,599,528	$1,525,001	$1,623,190
Credit valuation adjustment on capital markets derivatives (1)	$(830)	$19	$244	$(1,207)	$(573)

Balance Sheet Ratios:
Loans to deposits (period end) (3)	87.91%	88.48%	86.68%	85.82%	84.74%
Average interest-earning assets to average interest-bearing liabilities	146.44%	149.68%	150.70%	145.30%	139.77%

Capital Ratios (period end):
Total risk-based capital (1)	14.12%	14.20%	14.28%	14.82%	15.12%
Tier 1 risk-based capital (1)	12.25%	12.31%	12.38%	12.89%	12.95%
Leverage (1)	11.20%	11.35%	11.33%	11.48%	11.00%
Tier 1 common capital (1) (2)	8.05%	8.04%	8.04%	8.34%	8.34%
Tangible common equity to tangible assets (1) (2)	7.67%	7.69%	7.69%	7.86%	7.58%
Total equity to total assets	10.31%	10.39%	10.44%	10.70%	10.41%

(1)	Refer to Glossary of Terms for definition.
(2)	This is a non-U.S. GAAP financial measure, refer to Non-U.S. GAAP Financial Measures for a reconciliation from non-U.S. GAAP to U.S. GAAP.
(3)	Excludes covered assets. Refer to Glossary of Terms for definition.

Loan Composition (excluding covered assets(1)) (Dollars in thousands)

		% of		% of		% of		% of		% of
	06/30/12	Total	03/31/12	Total	12/31/11	Total	09/30/11	Total	06/30/11	Total
	unaudited		unaudited		audited		unaudited		unaudited
Commercial and industrial	$4,523,780	48%	$4,325,558	47%	$4,192,842	46%	$3,959,153	45%	$3,886,555	46%
Commercial - owner-occupied CRE	1,384,831	15%	1,175,729	13%	1,130,932	13%	1,070,340	12%	986,602	11%

Total commercial	5,908,611	63%	5,501,287	60%	5,323,774	59%	5,029,493	57%	4,873,157	57%

Commercial real estate	2,124,492	23%	2,378,640	26%	2,233,851	25%	2,156,621	25%	2,280,961	26%
Commercial real estate - multi-family	499,250	5%	493,218	5%	452,595	5%	445,908	5%	416,459	5%

Total commercial real estate	2,623,742	28%	2,871,858	31%	2,686,446	30%	2,602,529	30%	2,697,420	31%

Construction	171,014	2%	127,837	1%	287,002	3%	315,858	4%	366,061	4%
Residential real estate	330,254	3%	308,880	3%	297,229	3%	307,705	4%	301,250	3%
Home equity	174,131	2%	175,972	2%	181,158	2%	186,914	2%	190,691	2%
Personal	228,483	2%	236,419	3%	232,952	3%	232,456	3%	244,063	3%

Total loans	$9,436,235	100%	$9,222,253	100%	$9,008,561	100%	$8,674,955	100%	$8,672,642	100%

(1)	Refer to Glossary of Terms for definition.

Loan Composition (excluding covered assets(1)) (Dollars in thousands) Unaudited

Commercial Loans Composition by Industry Segment

(Classified pursuant to the North American Industrial Classification System standard industry descriptions and represents our client's primary business activity)

	06/30/12		03/31/12		12/31/11
		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total
Manufacturing	$1,347,763	23%	$1,301,681	24%	$1,257,973	24%
Healthcare	1,290,219	22%	1,343,017	24%	1,218,205	23%
Wholesale trade	588,666	10%	506,840	9%	482,386	9%
Finance and insurance	492,367	8%	493,103	9%	454,830	8%
Real estate, rental and leasing	333,393	6%	269,647	5%	342,860	6%
Professional, scientific and technical services	410,156	7%	348,907	6%	350,677	7%
Administrative, support, waste management and remediation services	351,447	6%	328,370	6%	321,912	6%
Architectural, engineering and construction	257,529	4%	209,998	4%	195,875	4%
All other (2)	837,071	14%	699,724	13%	699,056	13%

Total commercial (3)	$5,908,611	100%	$5,501,287	100%	$5,323,774	100%

Commercial Real Estate and Construction Loans Portfolio by Collateral Type

	06/30/12				03/31/12				12/31/11
			Amount				Amount
		% of	Non-	% Non-		% of	Non-	% Non-		% of
	Amount	Total	performing	performing (4)	Amount	Total	performing	performing (4)	Amount	Total
Commercial Real Estate Portfolio
Land	$225,810	9%	$24,792	11%	$238,326	8%	$30,016	13%	$230,579	9%
Residential 1-4 family	90,554	3%	12,139	13%	119,772	4%	16,709	14%	105,919	4%
Multi-family	499,250	19%	8,752	2%	493,218	17%	5,983	1%	452,595	17%
Industrial/warehouse	310,203	12%	6,886	2%	370,200	13%	7,596	2%	350,282	13%
Office	568,435	22%	20,560	4%	617,871	22%	20,157	3%	585,183	22%
Retail	401,888	15%	37,730	9%	489,960	17%	60,006	12%	431,200	16%
Healthcare	209,934	8%	—	—	144,239	5%	—	—	144,529	5%
Mixed use/other	317,668	12%	8,585	3%	398,272	14%	18,788	5%	386,159	14%

Total commercial real estate	$2,623,742	100%	$119,444	5%	$2,871,858	100%	$159,255	6%	$2,686,446	100%

Construction Portfolio
Land	$53,050	31%	$—	—	$39,735	31%	$369	1%	$23,422	8%
Residential 1-4 family	14,785	9%	—	—	19,033	15%	1,223	6%	21,906	8%
Multi-family	11,950	7%	—	—	10,793	8%	—	—	64,892	23%
Industrial/warehouse	4,870	3%	—	—	2,861	2%	—	—	15,216	5%
Office	39,303	23%	401	1%	27,757	22%	336	1%	43,403	15%
Retail	11,736	7%	—	—	4,687	4%	—	—	61,469	21%
Mixed use/other	35,320	20%	154	*	22,971	18%	852	4%	56,694	20%

Total construction	$171,014	100%	$555	*	$127,837	100%	$2,780	2%	$287,002	100%

(1)	Refer to Glossary of Terms for definition.
(2)	All other consists of numerous smaller balances across a variety of industries.
(3)	Includes owner-occupied commercial real estate of $1.4 billion, $1.2 billion and $1.1 billion at June 30, 2012, March 31, 2012 and December 31, 2011, respectively.
(4)	Calculated as nonperforming loans in the respective collateral type divided by total loans of the corresponding collateral type presented above.
*	Less than 1%.

Asset Quality (excluding covered assets(1))

Unaudited
(Dollars in thousands)

	2Q12	1Q12	4Q11	3Q11	2Q11
Credit Quality Key Ratios
Net charge-offs (annualized) to average loans	1.16%	1.57%	1.72%	1.76%	1.95%
Nonperforming loans to total loans	2.22%	2.53%	2.88%	3.51%	3.81%
Nonperforming loans to total assets	1.62%	1.85%	2.09%	2.54%	2.73%
Nonperforming assets to total assets	2.47%	2.83%	3.11%	3.50%	3.75%
Allowance for loan losses to:
Total loans	1.85%	1.99%	2.13%	2.31%	2.38%
Nonperforming loans	83%	79%	74%	66%	62%

Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	209,339	233,222	259,852	304,747	330,448
OREO	109,836	123,498	125,729	116,364	123,997

Total nonperforming assets	$319,175	$356,720	$385,581	$421,111	$454,445

Restructured loans accruing interest	$97,690	$136,521	$100,909	$106,330	$124,614

Special mention loans	$108,052	$143,790	$204,965	$218,561	$227,413
Potential problem loans	$164,077	$184,029	$177,095	$277,125	$392,019

Nonperforming Loans Rollforward
Beginning balance	$233,222	$259,852	$304,747	$330,448	$356,932
Additions:
New nonaccrual loans	57,717	69,581	67,512	68,298	110,438
Reductions:
Return to performing status	(1,953)	(14,291)	(2,072)	(1,608)	(2,781)
Paydowns and payoffs, net of advances	(9,961)	(4,806)	(8,950)	(13,166)	(8,258)
Net sales	(25,954)	(27,479)	(27,178)	(20,432)	(38,129)
Transfer to OREO	(9,968)	(13,513)	(33,695)	(24,373)	(49,667)
Charge-offs, net	(33,764)	(36,122)	(40,512)	(34,420)	(38,087)

Total reductions	(81,600)	(96,211)	(112,407)	(93,999)	(136,922)

Balance at end of period	$209,339	$233,222	$259,852	$304,747	$330,448

OREO Rollforward
Beginning balance	$123,498	$125,729	$116,364	$123,997	$93,770
New foreclosed properties	9,968	13,513	33,695	24,373	49,667
Valuation adjustments	(9,207)	(4,522)	(3,999)	(1,175)	(5,483)
Disposals:
Sales proceeds	(13,517)	(9,078)	(18,085)	(25,921)	(13,615)
Net loss on sale	(906)	(2,144)	(2,246)	(4,910)	(342)

Balance at end of period	$109,836	$123,498	$125,729	$116,364	$123,997

Restructured Loans Accruing Interest Rollforward
Beginning balance	$136,521	$100,909	$106,330	$124,614	$100,895
Additions:
New restructured loans accruing interest	1,864	47,673	8,803	8,592	54,663
Return to performing status	157	—	1,099	1,029	—
Reductions:
Paydowns and payoffs, net of advances	(14,593)	(4,661)	(3,334)	(20,545)	(7,915)
Move to nonperforming loans	(25,688)	(6,665)	(5,735)	(4,716)	(9,930)
Net sales	(170)	—	—	(2,260)	(9,600)
Removal of restructured loan status	(401)	(735)	(6,254)	(340)	—
Charge-offs, net	—	—	—	(44)	(3,499)

Balance at end of period	$97,690	$136,521	$100,909	$106,330	$124,614

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

Credit Quality Indicators (1)

	Special		Potential		Non-
	Mention	% of	Problem	% of	Performing	% of	Total
	Loans	Loan Type	Loans	Loan Type	Loans	Loan Type	Loans
As of June 30, 2012
Transformational (1)
Commercial	$50,348	0.9%	$54,982	1.0%	$45,464	0.8%	$5,413,098
Commercial real estate	16,724	1.0%	21,921	1.3%	68,843	4.0%	1,721,408
Construction	5,844	3.5%	—	—	—	—	164,639
Residential real estate	351	0.2%	4,653	3.1%	1,250	0.8%	149,150
Home equity	—	—	1,656	2.6%	423	0.7%	64,266
Personal	—	—	51	*	1,010	0.6%	158,378

Total transformational	$73,267	1.0%	$83,263	1.1%	$116,990	1.5%	$7,670,939
Legacy (1)
Commercial	$5,630	1.1%	$7,940	1.6%	$14,377	2.9%	$495,513
Commercial real estate	26,254	2.9%	52,943	5.9%	50,601	5.6%	902,334
Construction	—	—	—	—	555	8.7%	6,375
Residential real estate	2,378	1.3%	14,959	8.3%	9,778	5.4%	181,104
Home equity	516	0.5%	4,200	3.8%	11,640	10.6%	109,865
Personal	7	*	772	1.1%	5,398	7.7%	70,105

Total legacy	34,785	2.0%	80,814	4.6%	92,349	5.2%	1,765,296

Total	$108,052	1.1%	$164,077	1.7%	$209,339	2.2%	$9,436,235

As of March 31, 2012
Transformational (1)
Commercial	$61,382	1.2%	$49,229	1.0%	$22,765	0.4%	$5,065,103
Commercial real estate	26,466	1.5%	33,251	1.9%	87,228	4.9%	1,782,434
Construction	7,272	6.1%	—	—	—	—	118,394
Residential real estate	4,309	2.9%	5,983	4.0%	1,057	0.7%	149,639
Home equity	—	—	1,659	2.8%	424	0.7%	59,946
Personal	—	—	765	0.5%	311	0.2%	149,951

Total transformational	$99,429	1.4%	$90,887	1.2%	$111,785	1.5%	$7,325,467
Legacy (1)
Commercial	$11,198	2.6%	$8,557	2.0%	$17,421	4.0%	$436,184
Commercial real estate	30,355	2.8%	62,880	5.8%	72,027	6.6%	1,089,424
Construction	—	—	—	—	2,781	29.5%	9,443
Residential real estate	2,384	1.5%	15,027	9.4%	11,012	6.9%	159,241
Home equity	420	0.4%	5,613	4.8%	9,954	8.6%	116,026
Personal	4	*	1,065	1.2%	8,242	9.5%	86,468

Total legacy	44,361	2.3%	93,142	4.9%	121,437	6.4%	1,896,786

Total	$143,790	1.6%	$184,029	2.0%	$233,222	2.5%	$9,222,253

(1)	Refer to Glossary of Terms for definition.
*	Less than 0.1%.

Loan Portfolio Aging (excluding covered assets(1))

Unaudited (Dollars in thousands)

	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Nonaccrual	Total Loans
As of June 30, 2012
Loan balances:
Commercial	$5,842,805	$901	$5,064	$—	$59,841	$5,908,611
Commercial real estate	2,500,441	1,314	2,543	—	119,444	2,623,742
Construction	170,459	—	—	—	555	171,014
Residential real estate	318,864	341	21	—	11,028	330,254
Personal and home equity	381,143	1,983	1,017	—	18,471	402,614

Total loans	$9,213,712	$4,539	$8,645	$—	$209,339	$9,436,235

Aging as a percent of loan balance:
Commercial	98.89%	0.01%	0.09%	—	1.01%	100.00%
Commercial real estate	95.30%	0.05%	0.10%	—	4.55%	100.00%
Construction	99.68%	—	—	—	0.32%	100.00%
Residential real estate	96.55%	0.10%	0.01%	—	3.34%	100.00%
Personal and home equity	94.67%	0.49%	0.25%	—	4.59%	100.00%

Total loans	97.64%	0.05%	0.09%	—	2.22%	100.00%

	2Q12	1Q12	4Q11	3Q11	2Q11
Nonaccrual loans:
Commercial	$59,841	$40,186	$65,958	$61,399	$51,634
Commercial real estate	119,444	159,255	133,257	168,078	192,778
Construction	555	2,781	21,879	29,997	37,140
Residential real estate	11,028	12,069	14,589	18,007	18,496
Personal and home equity	18,471	18,931	24,169	27,266	30,400

Total	$209,339	$233,222	$259,852	$304,747	$330,448

Nonaccrual loans as a percent of total loan type:
Commercial	1.01%	0.73%	1.24%	1.22%	1.06%
Commercial real estate	4.55%	5.55%	4.96%	6.46%	7.15%
Construction	0.32%	2.18%	7.62%	9.50%	10.15%
Residential real estate	3.34%	3.91%	4.91%	5.85%	6.14%
Personal and home equity	4.59%	4.59%	5.84%	6.50%	6.99%

Total	2.22%	2.53%	2.88%	3.51%	3.81%

Loans past due 60-89 days and still accruing:
Commercial	$5,064	$3,963	$923	$101	$3,978
Commercial real estate	2,543	2,081	9,777	8,801	10,292
Construction	—	68	2,381	—	—
Residential real estate	21	1,135	645	2,864	1,000
Personal and home equity	1,017	253	809	1,016	1,288

Total	$8,645	$7,500	$14,535	$12,782	$16,558

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	0.09%	0.07%	0.02%	*	0.08%
Commercial real estate	0.10%	0.07%	0.36%	0.34%	0.39%
Construction	—	0.05%	0.83%	—	—
Residential real estate	0.01%	0.37%	0.22%	0.93%	0.33%
Personal and home equity	0.25%	0.06%	0.20%	0.24%	0.30%

Total	0.09%	0.08%	0.16%	0.15%	0.19%

Loans past due 30-59 days and still accruing:
Commercial	$901	$3,216	$6,018	$3,529	$1,723
Commercial real estate	1,314	6,590	3,523	5,884	3,384
Construction	—	—	—	342	—
Residential real estate	341	4,960	3,800	7	392
Personal and home equity	1,983	1,754	446	776	2,803

Total	$4,539	$16,520	$13,787	$10,538	$8,302

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.01%	0.06%	0.11%	0.07%	0.03%
Commercial real estate	0.05%	0.23%	0.13%	0.23%	0.13%
Construction	—	—	—	0.11%	—
Residential real estate	0.10%	1.61%	1.28%	*	0.13%
Personal and home equity	0.49%	0.43%	0.11%	0.19%	0.64%

Total	0.05%	0.18%	0.15%	0.12%	0.10%

(1)	Refer to Glossary of Terms for definition.
*	Less than 0.01%.

Asset Quality (excluding covered assets(1))

Unaudited (Dollars in thousands)

Nonaccrual Loans Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of June 30, 2012
Amount:
Commercial	$31,535	$—	$11,407	$8,792	$8,107	$59,841
Commercial real estate	63,709	6,409	6,984	12,220	30,122	119,444
Construction	—	—	—	—	555	555
Residential real estate	—	—	4,789	—	6,239	11,028
Personal and home equity	—	—	3,848	—	14,623	18,471

Total	$95,244	$6,409	$27,028	$21,012	$59,646	$209,339

Number of borrowers:
Commercial	2	—	3	4	30	39
Commercial real estate	4	1	2	5	48	60
Construction	—	—	—	—	2	2
Residential real estate	—	—	1	—	21	22
Personal and home equity	—	—	1	—	43	44

Total	6	1	7	9	144	167

As of March 31, 2012
Amount:
Commercial	$—	$14,164	$7,737	$5,751	$12,534	$40,186
Commercial real estate	77,770	19,374	11,493	25,689	24,929	159,255
Construction	—	—	—	—	2,781	2,781
Residential real estate	—	—	4,789	—	7,280	12,069
Personal and home equity	—	5,827	—	1,615	11,489	18,931

Total	$77,770	$39,365	$24,019	$33,055	$59,013	$233,222

Number of borrowers:
Commercial	—	2	2	3	35	42
Commercial real estate	5	3	3	12	48	71
Construction	—	—	—	—	6	6
Residential real estate	—	—	1	—	20	21
Personal and home equity	—	1	—	1	31	33

Total	5	6	6	16	140	173

Restructured Loans Accruing Interest Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of June 30, 2012
Amount:
Commercial	$60,733	$14,190	$—	$2,799	$4,496	$82,218
Commercial real estate	—	5,157	—	4,211	3,609	12,977
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	874	874
Personal and home equity	—	—	—	—	1,621	1,621

Total	$60,733	$19,347	$—	$7,010	$10,600	$97,690

Number of borrowers:
Commercial	4	2	—	1	10	17
Commercial real estate	—	1	—	2	8	11
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	3	3
Personal and home equity	—	—	—	—	2	2

Total	4	3	—	3	23	33

As of March 31, 2012
Amount:
Commercial	$55,205	$20,050	$3,259	$—	$4,155	$82,669
Commercial real estate	20,576	5,178	—	7,217	4,586	37,557
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	1,115	1,115
Personal and home equity	12,593	—	—	—	2,587	15,180

Total	$88,374	$25,228	$3,259	$7,217	$12,443	$136,521

Number of borrowers:
Commercial	4	3	1	—	10	18
Commercial real estate	1	1	—	3	9	14
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	4	4
Personal and home equity	1	—	—	—	4	5

Total	6	4	1	3	27	41

(1)	Refer to Glossary of Terms for definition.

Foreclosed Real Estate (OREO), excluding covered assets(1)

Unaudited (Dollars in thousands)

OREO Properties by Type

	June 30, 2012			March 31, 2012			December 31, 2011
	Number of		% of	Number of		% of	Number of		% of
	Properties	Amount	Total	Properties	Amount	Total	Properties	Amount	Total
Single-family homes	58	$17,734	16%	69	$21,074	17%	71	$26,866	21%
Land parcels	273	43,367	39%	260	49,706	40%	262	51,465	41%
Multi-family	8	2,026	2%	13	4,665	4%	14	3,327	3%
Office/industrial	45	34,912	32%	47	39,983	32%	44	37,019	29%
Retail	23	11,797	11%	11	8,070	7%	9	7,052	6%

Total	407	$109,836	100%	400	$123,498	100%	400	$125,729	100%

OREO Property Type by Location

				South	Mid
	Illinois	Georgia	Michigan	Eastern (2)	Western (3)	Other	Total
June 30, 2012
Single-family homes	$16,431	$—	$—	$—	$1,062	$241	$17,734
Land parcels	24,104	2,996	1,956	8,133	6,178	—	43,367
Multi-family	1,918	—	—	—	108	—	2,026
Office/industrial	18,720	1,058	1,181	3,762	8,140	2,051	34,912
Retail	8,946	2,851	—	—	—	—	11,797

Total	$70,119	$6,905	$3,137	$11,895	$15,488	$2,292	$109,836

% of Total	64%	6%	3%	11%	14%	2%	100%

March 31, 2012
Single-family homes	$18,497	$—	$1,718	$—	$618	$241	$21,074
Land parcels	27,487	3,438	2,137	9,568	7,076	—	49,706
Multi-family	1,335	—	—	460	2,870	—	4,665
Office/industrial	19,670	1,058	1,197	6,411	8,253	3,394	39,983
Retail	4,872	2,262	936	—	—	—	8,070

Total	$71,861	$6,758	$5,988	$16,439	$18,817	$3,635	$123,498

% of Total	58%	6%	5%	13%	15%	3%	100%

December 31, 2011
Single family homes	$23,277	$385	$1,718	$—	$608	$878	$26,866
Land parcels	29,370	2,898	3,171	9,568	6,458	—	51,465
Multi-family	3,327	—	—	—	—	—	3,327
Office/industrial	18,430	1,656	548	3,762	9,228	3,395	37,019
Retail	4,501	1,615	936	—	—	—	7,052

Total	$78,905	$6,554	$6,373	$13,330	$16,294	$4,273	$125,729

% of Total	63%	5%	5%	11%	13%	3%	100%

(1)	Refer to Glossary of Terms for definition.
(2)	Represents the southeastern states of Arkansas and Florida.
(3)	Represents the midwestern states of Kansas, Missouri, Wisconsin, Indiana and Ohio.

Allowance for Loan Losses (excluding covered assets(1))

Unaudited (Dollars in thousands)

	2Q12	1Q12	4Q11	3Q11	2Q11
Change in allowance for loan losses:
Balance at beginning of period	$183,844	$191,594	$200,041	$206,286	$218,237
Loans charged-off:
Commercial	$(7,769)	$(9,549)	$(12,991)	$(5,039)	$(10,512)
Commercial real estate	(17,924)	(25,280)	(24,083)	(29,920)	(25,402)
Construction	(828)	(1,245)	(1,526)	(1,419)	(8,275)
Residential real estate	(1,006)	(1,084)	(1,203)	(234)	(186)
Home equity	(4)	(483)	(1,340)	(3,291)	(508)
Personal	(6,341)	(2,085)	(290)	(2,083)	(434)

Total charge-offs	(33,872)	(39,726)	(41,433)	(41,986)	(45,317)

Recoveries on loans previously charged-off:
Commercial	$634	$1,679	$830	$2,278	$707
Commercial real estate	4,150	1,882	1,410	969	511
Construction	1,664	41	109	29	56
Residential real estate	2	11	10	9	40
Home equity	314	26	300	12	15
Personal	163	702	544	103	312

Total recoveries	6,927	4,341	3,203	3,400	1,641

Net charge-offs	(26,945)	(35,385)	(38,230)	(38,586)	(43,676)
Provisions charged to operating expense	17,403	27,635	29,783	32,341	31,725

Balance at end of period	$174,302	$183,844	$191,594	$200,041	$206,286

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$47,210	$45,850	$46,500	$45,000	$46,000
Commercial real estate	53,700	57,750	56,000	60,000	67,000
Construction	2,635	1,900	7,650	10,450	9,600
Residential real estate	5,200	5,400	5,400	5,800	5,400
Home equity	4,200	4,700	2,750	3,500	3,500
Personal	3,260	3,295	3,350	3,100	3,100

Total allocated	$116,205	$118,895	$121,650	$127,850	$134,600
Specific reserve	58,097	64,949	69,944	72,191	71,686

Total	$174,302	$183,844	$191,594	$200,041	$206,286

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	27%	25%	24%	22%	22%
Commercial real estate	31%	31%	29%	30%	32%
Construction	2%	1%	4%	5%	5%
Residential real estate	3%	3%	3%	3%	3%
Home equity	2%	3%	1%	2%	2%
Personal	2%	2%	2%	2%	2%

Total allocated	67%	65%	63%	64%	66%
Specific reserve	33%	35%	37%	36%	34%

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
Total loans	1.85%	1.99%	2.13%	2.31%	2.38%
Nonperforming loans	83%	79%	74%	66%	62%

(1)	Refer to Glossary of Terms for definition.

Deposits (Dollars in thousands)

		% of		% of		% of		% of		% of
	06/30/12	Total	03/31/12	Total	12/31/11	Total	09/30/11	Total	06/30/11	Total
	unaudited		unaudited		audited		unaudited		unaudited
Noninterest-bearing deposits	$2,920,182	27%	$3,054,536	29%	$3,244,307	31%	$2,832,481	28%	$2,527,230	25%
Interest-bearing demand deposits	785,879	7%	714,522	7%	595,238	6%	611,293	6%	531,107	5%
Savings deposits	221,816	2%	225,300	2%	210,138	2%	214,610	2%	202,427	2%
Money market accounts	3,924,206	37%	4,122,532	40%	4,168,082	40%	4,178,087	41%	4,294,870	42%
Brokered deposits:
Traditional	667,454	6%	191,023	2%	20,499	*	60,665	1%	277,628	3%
Client CDARS (1)	762,231	7%	695,458	6%	795,452	8%	841,337	8%	956,094	9%
Non-client CDARS (1)	54,750	1%	75,000	1%	—	—	—	—	108,700	1%

Total brokered deposits	1,484,435	14%	961,481	9%	815,951	8%	902,002	9%	1,342,422	13%
Time deposits	1,398,012	13%	1,344,341	13%	1,359,138	13%	1,370,190	14%	1,336,212	13%

Total deposits	$10,734,530	100%	$10,422,712	100%	$10,392,854	100%	$10,108,663	100%	$10,234,268	100%

Client deposits (1)	$10,012,326	93%	$10,156,689	97%	$10,372,355	100%	$10,047,998	99%	$9,847,940	96%

*	Less than 1%.

(1)	Refer to Glossary of Terms for definition.

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended June 30,
	2012			2011
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Federal funds sold and other short-term investments	$210,756	$133	0.25%	$631,725	$399	0.25%
Securities:
Taxable	2,126,446	14,854	2.79%	1,826,537	15,568	3.41%
Tax-exempt (2)	171,426	2,035	4.75%	139,620	2,103	6.02%

Total securities	2,297,872	16,889	2.94%	1,966,157	17,671	3.59%

Loans, excluding covered assets:
Commercial	5,704,843	65,535	4.54%	5,098,199	58,667	4.55%
Commercial real estate	2,778,787	28,586	4.07%	2,719,370	28,348	4.12%
Construction	152,891	1,536	3.97%	413,049	3,640	3.49%
Residential	347,922	3,630	4.17%	314,362	3,424	4.36%
Personal and home equity	417,427	3,666	3.53%	441,100	4,023	3.66%

Total loans, excluding covered assets (3)	9,401,870	102,953	4.34%	8,986,080	98,102	4.32%

Total interest-earning assets before covered assets (2)	11,910,498	119,975	3.99%	11,583,962	116,172	3.98%
Covered assets (4)	237,781	2,189	3.66%	332,076	4,289	5.12%

Total interest-earning assets (2)	12,148,279	$122,164	3.99%	11,916,038	$120,461	4.01%

Cash and due from banks	148,174			156,678
Allowance for loan and covered loan losses	(218,798)			(245,608)
Other assets	702,533			672,575

Total assets	$12,780,188			$12,499,683

Liabilities and Equity:
Interest-bearing demand deposits	$795,833	$799	0.40%	$553,328	$587	0.42%
Savings deposits	225,335	161	0.29%	204,794	209	0.41%
Money market accounts	3,920,627	4,104	0.42%	4,560,816	5,873	0.52%
Time deposits	1,341,312	3,862	1.16%	1,333,194	4,289	1.29%
Brokered deposits	1,382,207	1,532	0.45%	1,393,661	2,239	0.64%

Total interest-bearing deposits	7,665,314	10,458	0.55%	8,045,793	13,197	0.66%
Short-term borrowings	250,774	123	0.19%	70,045	566	3.20%
Long-term debt	379,463	5,538	5.82%	409,793	5,479	5.33%

Total interest-bearing liabilities	8,295,551	16,119	0.78%	8,525,631	19,242	0.90%

Noninterest-bearing demand deposits	2,995,802			2,556,527
Other liabilities	156,656			158,773
Equity	1,332,179			1,258,752

Total liabilities and equity	$12,780,188			$12,499,683

Net interest spread (2) (5)			3.21%			3.11%
Effect of noninterest-bearing funds			0.25%			0.25%

Net interest income/margin (2) (5)		$106,045	3.46%		$101,219	3.36%

(1)	Interest income included $6.3 million and $5.5 million in loan fees for the three months ended June 30, 2012 and 2011, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP financial measure. Refer to Non-U.S. GAAP Financial Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $222.1 million and $357.2 million for the three months ended June 30, 2012 and 2011, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $2.3 million and $3.7 million for the three months ended June 30, 2012 and 2011, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended June 30,			Three Months Ended March 31,
	2012			2012
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Federal funds sold and other short-term investments	$210,756	$133	0.25%	$211,343	$132	0.25%
Securities:
Taxable	2,126,446	14,854	2.79%	2,097,422	15,380	2.93%
Tax-exempt (2)	171,426	2,035	4.75%	152,412	1,980	5.20%

Total securities	2,297,872	16,889	2.94%	2,249,834	17,360	3.09%

Loans, excluding covered assets:
Commercial	5,704,843	65,535	4.54%	5,443,925	63,910	4.64%
Commercial real estate	2,778,787	28,586	4.07%	2,598,139	27,715	4.22%
Construction	152,891	1,536	3.97%	279,343	2,611	3.70%
Residential	347,922	3,630	4.17%	338,144	3,619	4.28%
Personal and home equity	417,427	3,666	3.53%	411,152	3,732	3.65%

Total loans, excluding covered assets (3)	9,401,870	102,953	4.34%	9,070,703	101,587	4.44%

Total interest-earning assets before covered assets (2)	11,910,498	119,975	3.99%	11,531,880	119,079	4.10%
Covered assets (4)	237,781	2,189	3.66%	264,619	1,952	2.93%

Total interest-earning assets (2)	12,148,279	$122,164	3.99%	11,796,499	$121,031	4.07%

Cash and due from banks	148,174			141,317
Allowance for loan and covered loan losses	(218,798)			(224,071)
Other assets	702,533			731,771

Total assets	$12,780,188			$12,445,516

Liabilities and Equity:
Interest-bearing demand deposits	$795,833	$799	0.40%	$654,791	$636	0.39%
Savings deposits	225,335	161	0.29%	218,145	156	0.29%
Money market accounts	3,920,627	4,104	0.42%	4,199,855	4,446	0.43%
Time deposits	1,341,312	3,862	1.16%	1,352,361	3,933	1.17%
Brokered deposits	1,382,207	1,532	0.45%	811,069	1,084	0.54%

Total interest-bearing deposits	7,665,314	10,458	0.55%	7,236,221	10,255	0.57%
Short-term borrowings	250,774	123	0.19%	265,205	142	0.21%
Long-term debt	379,463	5,538	5.82%	379,793	5,578	5.85%

Total interest-bearing liabilities	8,295,551	16,119	0.78%	7,881,219	15,975	0.81%

Noninterest-bearing demand deposits	2,995,802			3,054,679
Other liabilities	156,656			194,262
Equity	1,332,179			1,315,356

Total liabilities and equity	$12,780,188			$12,445,516

Net interest spread (2) (5)			3.21%			3.26%
Effect of noninterest-bearing funds			0.25%			0.27%

Net interest income/margin (2) (5)		$106,045	3.46%		$105,056	3.53%

(1)	Interest income included $6.3 million and $7.2 million in loan fees for the three months ended June 30, 2012 and March 31, 2012, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP financial measure. Refer to Non-U.S. GAAP Financial Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $222.1 million and $256.8 million for the three months ended June 30, 2012 and March 31, 2012, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $2.3 million and $2.8 million for the three months ended June 30, 2012 and March 31, 2012, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.

Net Interest Margin Unaudited (Dollars in thousands)

	Six Months Ended June 30,
	2012			2011
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Fed funds sold and other short-term investments	$211,050	$265	0.25%	$574,998	$735	0.25%
Securities:
Taxable	2,111,934	30,234	2.86%	1,780,697	30,958	3.48%
Tax-exempt (2)	161,919	4,015	4.96%	144,413	4,380	6.07%

Total securities	2,273,853	34,249	3.01%	1,925,110	35,338	3.67%

Loans, excluding covered assets:
Commercial	5,573,826	129,444	4.59%	5,060,294	116,412	4.58%
Commercial real estate	2,688,545	56,301	4.14%	2,780,249	58,277	4.17%
Construction	228,601	4,147	3.59%	464,498	8,525	3.65%
Residential	333,940	7,249	4.34%	321,562	7,209	4.48%
Personal and home equity	412,269	7,398	3.61%	453,866	8,089	3.59%

Total loans, excluding covered assets (3)	9,237,181	204,539	4.38%	9,080,469	198,512	4.35%

Total interest-earning assets before covered assets (2)	11,722,084	239,053	4.04%	11,580,577	234,585	4.03%
Covered assets (4)	251,200	4,142	3.28%	342,668	9,526	5.54%

Total interest-earning assets (2)	11,973,284	$243,195	4.03%	11,923,245	$244,111	4.08%

Cash and due from banks	144,741			163,802
Allowance for loan and covered loan losses	(221,434)			(247,825)
Other assets	705,779			663,580

Total assets	$12,602,370			$12,502,802

Liabilities and Equity:
Interest-bearing demand deposits	$725,312	$1,435	0.40%	$576,216	$1,229	0.43%
Savings deposits	221,740	317	0.29%	201,168	408	0.41%
Money market accounts	4,060,241	8,550	0.42%	4,612,237	12,336	0.54%
Time deposits	1,346,836	7,795	1.16%	1,356,068	8,807	1.31%
Brokered deposits	1,096,638	2,616	0.48%	1,435,683	4,413	0.62%

Total interest-bearing deposits	7,450,767	20,713	0.56%	8,181,372	27,193	0.67%
Short-term borrowings	257,990	265	0.20%	92,377	1,393	3.00%
Long-term debt	379,628	11,116	5.81%	410,870	10,962	5.32%

Total interest-bearing liabilities	8,088,385	32,094	0.79%	8,684,619	39,548	0.91%

Noninterest-bearing demand deposits	3,025,241			2,411,118
Other liabilities	164,977			157,315
Equity	1,323,767			1,249,750

Total liabilities and equity	$12,602,370			$12,502,802

Net interest spread (2) (5)			3.24%			3.17%
Effect of non interest-bearing funds			0.25%			0.24%

Net interest income/margin (2) (5)		$211,101	3.49%		$204,563	3.41%

(1)	Interest income included $13.6 million and $11.5 million in loan fees for the six months ended June 30, 2012 and 2011, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $240.3 million and $368.7 million for the six months ended June 30, 2012 and 2011, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $5.1 million and $7.7 million for the six months ended June 30, 2012 and 2011, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.

Non-U.S. GAAP Financial Measures Unaudited (Amounts in thousands)

This press release contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. These non-U.S. GAAP measures include net interest income, net interest margin, net revenue, operating profit and efficiency ratio all on a fully taxable-equivalent basis; tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

We also consider various measures when evaluating capital utilization and adequacy, including tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. All of these measures exclude from capital the ending balances of goodwill and other intangibles while certain of these ratios exclude preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP financial measures are relevant because they provide information that is helpful in assessing the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and the usefulness of these measures to investors may be limited.

Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure. The following table reconciles Non-U.S. GAAP financial measures to U.S. GAAP:

	Quarters Ended
	2Q12	1Q12	4Q11	3Q11	2Q11
Taxable-equivalent interest income
U.S. GAAP net interest income	$105,346	$104,376	$102,982	$101,089	$100,503
Taxable-equivalent adjustment	699	680	671	680	716

Taxable-equivalent net interest income (a)	$106,045	$105,056	$103,653	$101,769	$101,219

Average Earning Assets (b)	$12,148,279	$11,796,499	$11,696,741	$11,446,323	$11,916,038

Net Interest Margin ((a) annualized) / (b)	3.46%	3.53%	3.48%	3.49%	3.36%

Net Revenue
Taxable-equivalent net interest income (a)	$106,045	$105,056	$103,653	$101,769	$101,219
U.S. GAAP non-interest income	26,246	27,504	25,393	27,635	21,592

Net revenue	$132,291	$132,560	$129,046	$129,404	$122,811

Operating Profit
U.S. GAAP income before income taxes	$30,696	$23,950	$20,534	$21,075	$15,338
Provision for loan and covered loan losses	17,038	27,701	31,611	32,615	31,093
Taxable-equivalent adjustment	699	680	671	680	716

Operating profit	$48,433	$52,331	$52,816	$54,370	$47,147

Efficiency Ratio
U.S. GAAP non-interest expense (c)	$83,858	$80,229	$76,230	$75,034	$75,664
Taxable-equivalent net interest income (a)	$106,045	$105,056	$103,653	$101,769	$101,219
U.S. GAAP non-interest income	26,246	27,504	25,393	27,635	21,592

Net revenue (d)	$132,291	$132,560	$129,046	$129,404	$122,811

Efficiency ratio (c) / (d)	63.39%	60.52%	59.07%	57.98%	61.61%

Non-U.S. GAAP Financial Measures (continued) Unaudited (Amounts in thousands, except per share data)

	Six Months Ended June 30,
	2012	2011
Taxable-equivalent interest income
U.S. GAAP net interest income	$209,722	$203,056
Taxable-equivalent adjustment	1,379	1,507

Taxable-equivalent net interest income (a)	$211,101	$204,563

Average Earning Assets (b)	$11,973,284	$11,923,245

Net Interest Margin ((a) annualized) / (b)	3.49%	3.41%

Net Revenue
Taxable-equivalent net interest income (a)	$211,101	$204,563
U.S. GAAP non-interest income	53,750	45,219

Net revenue	$264,851	$249,782

Operating Profit
U.S. GAAP income before income taxes	$54,646	$28,591
Provision for loan and covered loan losses	44,739	68,671
Taxable-equivalent adjustment	1,379	1,507

Operating profit	$100,764	$98,769

Efficiency Ratio
U.S. GAAP non-interest expense (c)	$164,087	$151,013
Taxable-equivalent net interest income (a)	$211,101	$204,563
U.S. GAAP non-interest income	53,750	45,219

Net revenue (d)	$264,851	$249,782

Efficiency ratio (c) / (d)	61.95%	60.46%

	Quarters Ended
	2Q12	1Q12	4Q11	3Q11	2Q11
Tier 1 Common Capital
U.S. GAAP total equity	$1,334,154	$1,312,154	$1,296,752	$1,286,176	$1,260,648
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: accumulated other comprehensive income, net of tax	50,987	47,152	46,697	46,051	32,535
Less: goodwill	94,546	94,559	94,571	94,584	94,596
Less: other intangibles	14,152	14,683	15,353	15,715	16,089

Tier 1 risk-based capital	1,419,262	1,400,553	1,384,924	1,374,619	1,362,221
Less: preferred stock	241,185	240,791	240,403	240,020	239,642
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: noncontrolling interests	—	—	—	—	163

Tier 1 common capital (e)	$933,284	$914,969	$899,728	$889,806	$877,623

Tangible Common Equity
U.S. GAAP total equity	$1,334,154	$1,312,154	$1,296,752	$1,286,176	$1,260,648
Less: goodwill	94,546	94,559	94,571	94,584	94,596
Less: other intangibles	14,152	14,683	15,353	15,715	16,089

Tangible equity (f)	1,225,456	1,202,912	1,186,828	1,175,877	1,149,963
Less: preferred stock	241,185	240,791	240,403	240,020	239,642

Tangible common equity (g)	$984,271	$962,121	$946,425	$935,857	$910,321

Tangible Assets
U.S. GAAP total assets	$12,942,176	$12,623,164	$12,416,870	$12,019,861	$12,115,377
Less: goodwill	94,546	94,559	94,571	94,584	94,596
Less: other intangibles	14,152	14,683	15,353	15,715	16,089

Tangible assets (h)	$12,833,478	$12,513,922	$12,306,946	$11,909,562	$12,004,692

Risk-weighted Assets (i) (1)	$11,588,371	$11,374,212	$11,191,298	$10,665,256	$10,518,850

Period-end Common Shares Outstanding (j)	72,424	72,415	71,745	71,789	71,808

Ratios:
Tier 1 common equity to risk-weighted assets (e) / (i) (1)	8.05%	8.04%	8.04%	8.34%	8.34%
Tangible equity to tangible assets (f) / (h)	9.55%	9.61%	9.64%	9.87%	9.58%
Tangible equity to risk-weighted assets (f) / (i) (1)	10.57%	10.58%	10.60%	11.03%	10.93%
Tangible common equity to tangible assets (g) / (h)	7.67%	7.69%	7.69%	7.86%	7.58%
Tangible book value (g) / (j)	$13.59	$13.29	$13.19	$13.04	$12.68

Glossary of Terms

Assets under management and administration (“AUMA”)—Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value—Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program—is a deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered deposits for regulatory reporting purposes; however, we classify these deposits as client CDARS® due to the source being our client relationships and are, therefore, not traditional ‘brokered’ deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered deposit program in that our relationship is not with the underlying depositor.

Client deposits—Total deposits less brokered deposits plus client CDARS®.

Common equity—Total equity less preferred stock.

Covered assets—Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit quality indicators—The Company has adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. If any risk exists, we attempt to mitigate by structure, collateral, monitoring, or other meaningful controls. Credits rated 6 are considered special mention as these credits demonstrate potential weakness and that if left unresolved, may result in deterioration in the Company’s credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Potential problem loans have a risk rating of 7 and are considered inadequately protected by the current net worth and paying capacity of the obligor, the collateral pledged, or guarantors. These loans generally have a well defined weakness or weaknesses that may jeopardize liquidation of the debt and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not resolved. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7-rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at minimum on a quarterly basis, while all other rated credits are reviewed as the situation warrants.

Credit valuation adjustment (“CVA”)—An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio—Total non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

Fee revenue as percent of total revenue ratio—Total non-interest income less net securities gains (losses) divided by the sum of net interest income and non-interest income less net securities gains (losses).

U.S. GAAP—Accounting principles generally accepted in the United States of America.

Net interest margin—Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average interest-earning assets. The annualization of net interest income for the quarterly yield takes into consideration the interest payment convention at the product level. This is a non-U.S. GAAP financial measure.

Net interest spread—The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio—Total non-interest expense less non-interest income divided by average total assets.

Net revenue—The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

Non-U.S. GAAP—Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP financial measures may be found on the previous pages.

Operating profit—The sum of U.S. GAAP income before income taxes, provision for loan and covered loan losses and taxable-equivalent adjustment. This is a non-U.S. GAAP financial measure.

Risk-weighted assets—Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Tangible book value—Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

Tangible common equity to tangible assets ratio—Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

Glossary of Terms (continued)

Taxable-equivalent interest income—The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

Tier 1 common capital—Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio—Tier 1 common capital divided by period-end risk-weighted assets. This is a non-U.S. GAAP financial measure.

Tier 1 risk-based capital—Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding gains (losses) on available for sale equity securities, available for sale debt securities, and cash flow hedge derivatives.

Tier 1 risk-based capital ratio—Tier 1 risk-based capital divided by period-end risk-weighted assets.

Leverage ratio—Tier 1 risk-based capital divided by adjusted average total assets.

Total risk-based capital—Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio—Total risk-based capital divided by period-end risk-weighted assets.

Transformational and legacy portfolios—We aggregate loans by originating line of business for reserve purposes because of observable similarities in the performance experience of loans underwritten by the business units. Loans originated by the business units that existed prior to the strategic changes in 2007 are considered “legacy” loans. Loans originated by a business unit that was established in connection with or following the business transformation plan are considered “transformational” loans. Renewals or restructurings of legacy loans may continue to be evaluated as legacy loans depending on the structure or defining characteristics of the new transaction. The Company has implemented a line of business model that has reorganized the legacy business units so that after 2009, all new loan originations are considered transformational.